CALENERGY COMPANY, INC.

         Offer to Exchange its Registered 9 1/2% Senior Notes due 2006
       for any and all of its outstanding 9 1/2% Senior Notes due 2006 that were issued and sold in a transaction exempt from registration under the Securitites Act of 1933, as amended.


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THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _________,
1996, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR
            TO 5:00 P.M., NEW YORK CITY TIME, ON _________, 1996.
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                                                               ______ __, 1996

To Our Clients:

      Enclosed for your consideration is a Prospectus dated ______ , 1996 (as the same may be amended or supplemented from time to time, the "Prospectus") and a related Letter of Transmittal (the "Letter of Transmittal") in connection with the offer (the "Exchange Offer") by CalEnergy Company, Inc. (the "Company") to exchange its 9 1/2% Senior Notes due 2006 ("Exchange Notes") for an equal principal amount of its outstanding 9 1/2% Senior Notes due 2006 that were issued and sold in a transaction exempt from registration under the Securitites Act of 1933, as amended ("Old Notes"), of which $225,000,000 aggregate principal amount is outstanding. The Exchange Notes are being offered for exchange in order to satisfy certain obligations of the Company under the Exchange and Registration Rights Agreement, dated September 20, 1996, between the Company and the other signatory thereto.

      Holders of Old Notes whose certificates for such Old Notes are not immediately available or who cannot deliver their certificates and all other required documents to the Exchange Agent on or prior to the Expiration Date (as defined below), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their certificates according to the guaranteed delivery procedures set forth in "The Exchange Offer-Procedures for Tendering" section of the Prospectus.

      THE MATERIAL IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF OLD NOTES CARRIED BY US FOR YOUR ACCOUNT OR BENEFIT BUT NOT REGISTERED IN YOUR NAME. A TENDER OF ANY OLD NOTES MAY BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS.

      Accordingly, we request instructions as to whether you wish us to tender any or all Old Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Old Notes.

      YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO TENDER OLD NOTES ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE EXCHANGE OFFER. The Exchange Offer will expire at 5:00 p.m., New York City time, on ______ __, 1996, unless extended by the Company (the "Expiration Date"). Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

      Please note the following:

      1.  The Exchange Offer is for any and all Old Notes.





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      2.  The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer-Procedures for Tendering."

      3. Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

      4. The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date.

      If you wish to have us tender any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.





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                         INSTRUCTIONS WITH RESPECT TO

                              THE EXCHANGE OFFER

      The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by CalEnergy Company, Inc. with respect to its Old Notes.

      This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

      Please tender the Old Notes held by you for my account as indicated below:

                                       AGGREGATE PRINCIPAL AMOUNT OF OLD NOTES


[ ] Please do not tender any Old   -------------------------------------------

     Securities held by you for

     my account

Dated:             , 1996
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                                                  Signature(s)


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                                            Please print name(s) here


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                                                  Address(es)

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                                       Area Code(s) and Telephone Number(s)

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                                   Tax Identification or Social Security No(s).


      None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.